FOR IMMEDIATE RELEASE

Harvest Natural Resources Announces
2014 Third Quarter Results

HOUSTON, November 6, 2014 — Harvest Natural Resources, Inc. (NYSE: HNR) (Harvest or the Company) today announced 2014 third quarter earnings and provided an operational update.

Harvest reported a third quarter net loss of approximately $4.1 million, or $0.10 per diluted share, compared to a net income of $2.0 million, or $0.05 per diluted share, for the same period last year. The third quarter results included exploration charges of $1.1 million and a non-recurring gain on sale of oil and gas properties related to WAB-21 of $2.9 million. Adjusted for exploration charges and non-recurring items, Harvest would have posted a third quarter net loss of approximately $5.9 million, or $0.14 per diluted share, before income taxes.

Petrodelta, S.A. (Petrodelta), Harvest’s Venezuelan affiliate, reported third quarter operating income, before taxes and non-operational items, of $80.3 million ($16.4 million net to Harvest’s equity, under IFRS). Petrodelta reported net income for the third quarter of $73.4 million ($15.0 million net to Harvest’s equity interest, under IFRS). After adjustments to Petrodelta’s IFRS earnings, primarily to conform to US GAAP, Harvest’s net equity interest in Petrodelta’s earnings was $11.7 million, compared to $20.6 million for the same period during 2013. Beginning in the second quarter 2014, Harvest determined that it should not recognize any additional equity in earnings from Petrodelta, as to do so would result in a balance in the related equity investment account which would exceed the estimated amount Harvest would realize upon the sale of the Company’s remaining 51 percent interest in Harvest-Vinccler Dutch Holding B.V. (Harvest Holdings) as per the terms of the Share Purchase Agreement (SPA). For the three and nine months ended September 30, 2014, net to Harvest’s equity, Harvest did not record earnings from Petrodelta of $11.7 million and $15.8 million, respectively.

Highlights for the third quarter of 2014 include:

Venezuela

•	During the third quarter of 2014, Petrodelta drilled and completed 3 development wells and sold approximately 3.84 million barrels of oil (MMBO) for a daily average of 41,732 barrels of oil per day (BOPD);

•	Petrodelta’s current production rate is approximately 41,200 BOPD and the 2014 expected average production rate is 42,920 BOPD with capital expenditures projected at $380 million;

•	On October 30, 2014, Petroandina Resources Corporation N.V. (Petroandina) exercised its right to extend the termination date of the SPA to December 7, 2014 with the Company borrowing an additional $2.0 million from Petroandina in connection with such extension.

Gabon

•	On July 17, 2014, the Gabonese Republic (Gabon) awarded an 850.5 square kilometer Exclusive Exploitation Authorization (EEA) for the development and exploitation of certain oil discoveries on the Dussafu Block;

•	On October 10, 2014, the field development plan was approved by Gabon;

•	Continued processing the 3D survey acquired in the fourth quarter of 2013, which provides the first 3D coverage over the outboard portion of the block.

Indonesia

•	The Budong office has been closed and the process of relinquishment of the Budong block is in process.

China

•	On July 3, 2014, the Company sold its entire interest in the WAB-21 block in the South China Sea for net proceeds of $2.9 million.

Corporate

•	On July 23, 2014 the Company’s Form S-3 went effective;

•	On September 4, 2014, the Company entered into an equity distribution agreement with Raymond James & Associates, Inc. relating to an “at-the-market” (ATM) offering of shares of our common stock having an aggregate sales price of up to $75,000,000.

VENEZUELA

During the third quarter ended September 30, 2014, Petrodelta sold approximately 3.84 MMBO for a daily average of 41,732 BOPD, production was flat when compared to the same period in 2013. In addition, Petrodelta sold 0.735 billion cubic feet (BCF) of natural gas for a daily average of 8.0 million cubic feet per day (MMCFD). Petrodelta’s current production rate is approximately 41,200 BOPD.

During the third quarter ended September 30, 2014, Petrodelta drilled and completed one development well in the Isleño Field and two development wells in the Temblador Field. Currently, Petrodelta is operating six drilling rigs and one workover rig and is continuing with infrastructure enhancement projects in the El Salto and Temblador Fields.

Petrodelta’s production for 2014 is projected to be approximately 42,920 BOPD. Petrodelta’s capital expenditures for 2014 are expected to be approximately $380 million. Petrodelta expects to drill a total of 15 oil wells during 2014.

The average sales price for crude oil produced during the quarter was approximately $84.17 per barrel.

On August 28, 2014 and September 29, 2014, Petroandina exercised its right to extend for one month the termination date of the SPA with the Company borrowing $2.0 million per extension. On October 30, 2014, Petroandina exercised its right to extend the termination date of the SPA to December 7, 2014, with the Company borrowing an additional $2.0 million.

EXPLORATION AND OTHER ACTIVITIES

Dussafu Project — Gabon (Dussafu PSC)

Operational activities during the nine months ended September 30, 2014 included additional evaluation of development alternatives, preparation and formal submission of a field development plan along with continued processing of 3D seismic acquired in 2013. On July 17, 2014, Gabon awarded an EEA for the development and exploitation of certain oil discoveries on the Dussafu Block and on October 10, 2014, the field development plan was approved. The Company continues to process data from the 1,260 square kilometers of 3D seismic survey performed during the fourth quarter of 2013. This survey provides 3D coverage over the outboard portion of the block where significant pre-salt prospectivity has been recognized on 2D seismic data. The new 3D seismic data also covers the Ruche, Tortue and Moubenga discoveries and is expected to enhance the placement of future development wells in the Ruche and Tortue development program as well as provide improved assessment of the numerous undrilled structures already identified on older 3D seismic surveys.

Budong Budong PSC — Indonesia

In January 2013, the Budong-Budong Production Sharing Contract (Budong PSC) partners were granted a four year extension of the initial six year exploration term of the Budong PSC to January 15, 2017. The extension of the initial exploration term includes an exploration well, which if not drilled by January 2016, results in the obligation of the joint venture to return the entire Budong PSC to the Government of Indonesia. Concurrently, we purchased an additional 7.1% equity interest from our partner and became operator of the Budong PSC in exchange for agreeing to fund 100% of the costs of the first exploration well. Since this exploration well was not drilled within 18 months of the date of approval from the Government of Indonesia of this transaction (October 9, 2014), the Company was obligated to pay our partner in the Budong PSC $3.2 million. This charge was invoiced by and paid to our joint venture partner in October 2014.

Corporate

On July 10, 2014, the Company filed a Form S-3 with the U.S. Securities and Exchange Commission. The effectiveness date of the Form S-3 is July 23, 2014.

On September 4, 2014, the Company entered into an equity distribution agreement (Agreement) with Raymond James & Associates, Inc. (Raymond James) relating to an “at-the-market” (ATM) offering of shares of our common stock having an aggregate sales price of up to $75,000,000. Under the terms of the Agreement, Harvest may offer and sell shares of its common stock through Raymond James by means of transactions on the New York Stock Exchange at market prices prevailing at the time of sale, at prices related to the prevailing market price, at negotiated rates, or as otherwise agreed to by Harvest and Raymond James.

During the quarterly period ended September 30, 2014, the Company issued 334,563 shares under the ATM offering at a weighted average sale price of $4.45 per share resulting in proceeds to the Company of approximately $1.4 million, net of fees paid to Raymond James and other costs associated with the Agreement.

Conference Call

Harvest will hold a conference call at 10:00 a.m. CST on Thursday, November 6, 2014, during which management will discuss Harvest’s 2014 third quarter results. The conference leader will be James A. Edmiston, President and Chief Executive Officer. To access the conference call, dial 800-768-6490 or 785-830-7987, five to ten minutes prior to the start time. At that time you will be asked to provide the conference number, which is 8960668. A recording of the conference call will also be available for replay at 719-457-0820 or 888-203-1112, passcode 8960668, through November 13, 2014.

The conference call will also be transmitted over the internet through the Company’s website at www.harvestnr.com. To listen to the live webcast, enter the website fifteen minutes before the call to register, download and install any necessary audio software. For those who cannot listen to the live broadcast, a replay of the webcast will be available beginning shortly after the call and will remain on the website for approximately 90 days.

About Harvest Natural Resources:

Harvest Natural Resources, Inc., headquartered in Houston, Texas, is an independent energy company with principal operations in Venezuela and Gabon, and a business development office in Singapore. For more information visit the Company’s website at www.harvestnr.com.

CONTACT:

Stephen C. Haynes

Vice President, Chief Financial Officer

(281) 899-5716

This press release may contain projections and other forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. They include estimates and timing of expected oil and gas production, oil and gas reserve projections of future oil pricing, future expenses, planned capital expenditures, anticipated cash flow and our business strategy. All statements other than statements of historical facts may constitute forward-looking statements. Although Harvest believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to have been correct. Actual results may differ materially from Harvest’s expectations as a result of factors discussed in Harvest’s 2013 Annual Report on Form 10-K and other public filings.

	September 30,	December 31,
	2014	2013
	(Unaudited)
ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$8,950	$120,897
Restricted cash	25	148
Accounts receivable, net	670	1,962
Deferred income taxes	53	81
Prepaid expenses and other	812	2,030

TOTAL CURRENT ASSETS	10,510	125,118
LONG-TERM RECEIVABLE – EQUITY AFFILIATE	13,908	15,097
INVESTMENT IN EQUITY AFFILIATE	520,350	485,401
PROPERTY AND EQUIPMENT:
Oil and gas properties (successful efforts method)	104,012	108,013
Other administrative property, net	219	378

TOTAL PROPERTY AND EQUIPMENT, NET	104,231	108,391
OTHER ASSETS	943	873
TOTAL ASSETS	$649,942	$734,880
LIABILITIES AND EQUITY

CURRENT LIABILITIES:
Accounts payable, trade and other	$973	$4,398
Accrued expenses	11,802	22,659
Accrued interest	97	380
Income taxes payable	40	2,178
Current deferred tax liability	37,561	43,162
Current portion – long term debt	—	77,480
Notes payable to noncontrolling interest owners	8,109	6,109
Warrant derivative liability	1,953	—
Other current liabilities	128	419

TOTAL CURRENT LIABILITIES	60,663	156,785
LONG-TERM DEFERRED TAX LIABILITY	36,863	29,787
WARRANT DERIVATIVE LIABILITY	—	1,953
OTHER LONG-TERM LIABILITIES	257	558
COMMITMENTS AND CONTINGENCIES (Note 12)
EQUITY

STOCKHOLDERS’ EQUITY:
Preferred stock, par value $0.01 per share; authorized 5,000 shares; outstanding, none	—	—
Common stock, par value $0.01 per share; authorized 80,000 shares at September 30, 2014 (December 31, 2013: 80,000 shares); issued 49,000 shares at September 30, 2014 (December 31, 2013: 48,666 shares)	490	487
Additional paid-in capital	279,389	276,083
Retained earnings	78,483	92,282
Treasury stock, at cost, 6,572 shares at September 30, 2014 (December 31, 2013: 6,551 shares)	(66,316)	(66,222)

TOTAL HARVEST STOCKHOLDERS’ EQUITY	292,046	302,630
NONCONTROLLING INTERESTS	260,113	243,167

TOTAL EQUITY	552,159	545,797
TOTAL LIABILITIES AND EQUITY	$649,942	$734,880

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2014	2013	2014	2013
EXPENSES:
Depreciation and amortization	$34	$83	$168	$257
Exploration expense	1,065	1,533	4,546	5,270
Impairment expense	—	—	7,610	—
General and administrative	3,878	7,900	15,082	18,813

	4,977	9,516	27,406	24,340
LOSS FROM OPERATIONS	(4,977)	(9,516)	(27,406)	(24,340)
OTHER NON-OPERATING INCOME (EXPENSE):
Investment earnings and other	1	116	5	280
Loss on sale of interest in Harvest Holding	(59)	—	(1,416)	—
Gain on sale of oil and gas properties	2,865	—	2,865	—
Unrealized loss on derivatives	—	(6,559)	—	(2,774)
Interest expense	(25)	(1,152)	(87)	(3,417)
Loss on extinguishment of debt	—	—	(4,749)	—
Foreign currency transaction gains (losses)	285	(131)	75	(222)
Other non-operating expenses	—	(38)	(220)	(651)

	3,067	(7,764)	(3,527)	(6,784)
LOSS FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	(1,910)	(17,280)	(30,933)	(31,124)
INCOME TAX EXPENSE (BENEFIT)	2,361	(765)	1,319	(2,141)

LOSS FROM CONTINUING OPERATIONS BEFORE EARNINGS FROM EQUITY AFFILIATE	(4,271)	(16,515)	(32,252)	(28,983)
EARNINGS FROM EQUITY AFFILIATE	—	25,747	34,949	82,820

INCOME (LOSS) FROM CONTINUING OPERATIONS	(4,271)	9,232	2,697	53,837
DISCONTINUED OPERATIONS	(142)	(2,586)	(503)	(4,077)

NET INCOME (LOSS)	(4,413)	6,646	2,194	49,760
LESS: NET INCOME (LOSS) ATTRIBUTABLE TO NONCONTROLLING INTERESTS	(273)	4,693	15,993	16,176

NET INCOME (LOSS) AND COMPREHENSIVE INCOME (LOSS) ATTRIBUTABLE TO HARVEST	$(4,140)	$1,953	$(13,799)	$33,584
BASIC EARNINGS (LOSS) PER SHARE:
Income (loss) from continuing operations	$(0.10)	$0.12	$(0.32)	$0.96
Discontinued operations	—	(0.07)	(0.01)	(0.10)

Basic earnings (loss) per share	$(0.10)	$0.05	$(0.33)	$0.86
DILUTED EARNINGS (LOSS) PER SHARE:
Income (loss) from continuing operations	$(0.10)	$0.12	$(0.32)	$0.96
Discontinued operations	—	(0.07)	(0.01)	(0.10)

Diluted earnings (loss) per share	$(0.10)	$0.05	$(0.33)	$0.86

	Nine Months Ended September 30,
	2014	2013

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$2,194	$49,760
Adjustments to reconcile net income to net cash used in operating activities:
Depreciation and amortization	168	270
Impairment expense	7,610	2,277
Amortization of debt financing costs	—	1,102
Amortization of discount on debt	—	1,954
Loss on sale of interest in Harvest Holding	1,416	—
Gain on sale of oil and gas properties	(2,865)	—
Foreign currency transaction loss	1,586	436
Loss on extinguishment of debt	4,749	—
Earnings from equity affiliate	(34,949)	(82,820)
Share-based compensation-related charges	2,131	2,097
Unrealized loss on derivatives	—	2,774
Changes in operating assets and liabilities:
Accounts and notes receivable	1,292	1,095
Prepaid expenses and other	(61)	570
Other assets	29	468
Accounts payable	(3,425)	(512)
Accrued expenses	(12,318)	(6,248)
Accrued interest	(283)	(147)
Income taxes payable	(2,138)	(17)
Deferred tax asset and liabilities	1,503	—
Other current liabilities	(291)	(2,329)
Other long-term liabilities	(301)	(468)

NET CASH USED IN OPERATING ACTIVITIES	(33,953)	(29,738)
CASH FLOWS FROM INVESTING ACTIVITIES:
Transaction costs from sale of interest in Harvest Holding	(3,660)	—
Net proceeds from sale of oil and gas properties	2,865	—
Additions of property and equipment	(603)	(39,177)
Advances to equity affiliate	(397)	(381)
Release of restricted cash	123	916

NET CASH USED IN INVESTING ACTIVITIES	(1,672)	(38,642)
CASH FLOWS FROM FINANCING ACTIVITIES:
Debt repayment	(79,750)	—
Debt extinguishment costs	(760)	—
Proceeds from issuance of note payable to noncontrolling interest owner	2,000	—
Contributions from noncontrolling interest owners	953	—
Net proceeds from issuances of common stock	1,353	122
Treasury stock purchases	(94)	(72)
Financing costs	(24)	(371)

NET CASH USED IN FINANCING ACTIVITIES	(76,322)	(321)
NET DECREASE IN CASH AND CASH EQUIVALENTS	(111,947)	(68,701)
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	120,897	72,627

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$8,950	$3,926

PETRODELTA, S. A.
STATEMENTS OF OPERATIONS
(in thousands except per BOE and price amounts)
	Three Months Ended September 30,
	2014			2013
		$/BOE - net		$/BOE - net
Barrels of oil sold	3,840		3,839
MCF of gas sold	735		598
Total BOE	3,963		3,939
Total BOE — Net of 33% Royalty	2,642		2,626
Average price/barrel	$84.17		$93.43
Average price/mcf	$1.54		$1.54
REVENUES:
Oil sales	$323,212		$358,692
Gas sales	1,132		923
Royalty	(108,567)		(119,259)

	215,777	$81.67	240,356		$91.53
EXPENSES:
Operating expenses	56,584	21.42	25,641		9.76
Workovers	5,280	2.00	10,476		3.99
Depletion, depreciation and amortization	34,178	12.94	23,096		8.80
General and administrative	2,084	0.79	6,092		2.32
Windfall profits tax	37,386	14.15	67,751		25.80

	135,512	51.30	133,056		50.67
INCOME FROM OPERATIONS	80,265	30.37	107,300		40.86
Loss on exchange rate	(293)	(0.11)	11,634		4.43
Investment earnings and other	308	0.12	7		—
Interest expense	(3,965)	(1.50)	(3,238)		(1.23)

Income before income tax	76,315	28.88	115,703		44.06
Current income tax expense	1,188	0.45	61,523		23.43
Deferred income tax expense	1,717	0.65	(42,453)		(16.17)

NET INCOME UNDER IFRS	73,410	$27.78	96,633		$36.80
Adjustments to increase (decrease) net income under IFRS:
Deferred income tax expense	(8,515)		(26,337)
Depletion expense	(5,076)		(3,076)
Reversal of windfall profits tax credit	—		—
Sports law over (under) accrual	441		(184)

Net income under U.S. GAAP	60,260		67,036
Equity interest in equity affiliate	40%		40%

Income before amortization of excess basis in equity affiliate	24,104		26,814
Amortization of excess basis in equity affiliate	(1,093)		(1,067)
Earnings from equity affiliate excluded from results of operations	(23,011)		—

Earnings from equity affiliate included in income	$—		$25,747

PETRODELTA, S. A.
STATEMENTS OF OPERATIONS
(in thousands except per BOE and price amounts)
	Nine Months Ended September 30,
	2014		2013
		$/BOE - net		$/BOE - net
Barrels of oil sold	11,820		10,677
MCF of gas sold	1,979		1,973
Total BOE	12,150		11,006
Total BOE — Net of 33% Royalty	8,100		7,338
Average price/barrel	$85.70		$92.73
Average price/mcf	$1.54		$1.54
REVENUES:
Oil sales	$1,013,010		$990,104
Gas sales	3,048		3,046
Royalty	(339,072)		(329,021)

	676,986	$83.58	664,129	$90.51
EXPENSES:
Operating expenses	162,190	20.02	88,310	12.03
Workovers	19,086	2.36	18,929	2.58
Depletion, depreciation and amortization	92,854	11.46	64,430	8.79
General and administrative	11,729	1.45	19,575	2.67
Windfall profits tax	135,811	16.77	185,725	25.31
Windfall profits tax credit	55,168	6.81	(55,168)	(7.52)

	476,838	58.87	321,801	43.86
INCOME FROM OPERATIONS	200,148	24.71	342,328	46.65
Gain (loss) on exchange rate	(125)	(0.02)	193,020	26.30
Investment earnings and other	922	0.11	1,409	0.19
Interest expense	(19,816)	(2.45)	(9,163)	(1.25)

Income before income tax	181,129	22.35	527,594	71.89
Current income tax expense	47,948	5.92	262,057	35.72
Deferred income tax benefit	(30,981)	(3.82)	(83,563)	(11.39)

NET INCOME UNDER IFRS	164,162	20.25	349,100	47.56
Adjustments to increase (decrease) net income under IFRS:
Deferred income tax expense	(32,563)		(65,160)
Depletion expense	(14,972)		(15,254)
Reversal of windfall profits tax credit	55,168		(55,168)
Sports law over accrual	1,181		4

Net income under U.S. GAAP	172,976		213,522
Equity interest in equity affiliate	40%		40%

Income before amortization of excess basis in equity affiliate	69,190		85,409
Amortization of excess basis in equity affiliate	(3,351)		(2,589)
Earnings from equity affiliate excluded from results of operations	(30,890)		—

Earnings from equity affiliate included in income	$34,949		$82,820